Exhibit 1.1

Back to Contents

THE COMPANIES ACT, 1908 to 1917
THE COMPANIES ACT 1985

PUBLIC COMPANY LIMITED BY SHARES

IMPERIAL CHEMICAL INDUSTRIES PLC

Memorandum
AND
Articles of Association

Incorporated the 7th Day of December 1926

Reprinted: May 2005

Back to Contents

IMPERIAL CHEMICAL INDUSTRIES PLC

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

CONTENTS

Page

Certificate of Incorporation	2

Certificate of Incorporation on Re-Registration as a Public Company	3

Memorandum of Association	4-17

Statement as to the Capital of the Company referred to in the note to Clause 7 of the Memorandum of Association	18-22

Articles of Association	23-107

Index	108-109

Back to Contents

No. 218,019

Certificate of Incorporation

I hereby certify that IMPERIAL CHEMICAL INDUSTRIES, LIMITED, is this day Incorporated under the Companies Acts, 1908 to 1917, and that the Company is LIMITED.

Given under my hand at London, this Seventh day of December, One thousand nine hundred and twenty-six.

F. N. WHITTLE,

Assistant Registrar of Joint Stock Companies

Fees and Deed Stamps,	£51 15 0
Stamp Duty on Capital,	£650,000 0 0

Back to Contents

CERTIFICATE OF INCORPORATION

ON RE-REGISTRATION AS A PUBLIC COMPANY

No.    218019

I hereby certify that

IMPERIAL CHEMICAL INDUSTRIES PLC

has this day been re-registered under the Companies Acts 1948 to 1980 as a public company, and that the company is limited.

Dated at Cardiff the	30TH JUNE 1981

Registrar of Companies

C 455

Back to Contents

     THE COMPANIES ACTS 1908 to 1917

THE COMPANIES ACT 1985

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

(as amended by Special Resolution
passed on 29 April 1988)

OF

IMPERIAL CHEMICAL INDUSTRIES PLC

1	The name of the Company is “IMPERIAL CHEMICAL INDUSTRIES PLC”.

2	The Company is to be a public company.

3	The registered office of the Company will be situate in England.

4	In the construction of this Memorandum the following words have the respective meanings hereby assigned to them: “The Company” means Imperial Chemical Industries PLC and “Associated Company” means (a) a Company, Association or Firm of which the Company for the time being holds shares, debentures, debenture stock or other interests acquired pursuant to Clause 5(A) of this Memorandum, or (b) a Company promoted by the Company pursuant to Clause 5(A18) of this Memorandum.

Back to Contents

5	The objects for which the Company is established are :-

(A)	To acquire by purchase, exchange, subscription, or otherwise and hold the whole or any portion of the shares, debentures, debenture stock and other interests of or in (a) the Companies known respectively as Brunner, Mond & Co Limited, Nobel Industries Limited, United Alkali Company Limited and British Dyestuffs Corporation Limited, and (b) any other companies, associations or firms for the time being engaged or concerned or interested in any of the trades or businesses mentioned in Sub-Clauses (D) to (X) inclusive hereof, whose undertakings may appear for the time being capable of being carried on more beneficially in co-operation with any of the said companies, with one another, or with the Company; and to promote the beneficial co-operation of the said companies, and of such other companies, associations or firms as aforesaid, as well with one another as with the Company.

(B)	To make or do or assist in making or doing such arrangements and things as may be considered desirable with a view of causing the business of any Associated Companies to be carried on economically and profitably or of promoting the success thereof, by mutual assistance and by co- operation with one another or with the Company or by any other means, and to receive all capital monies, dividends or other interests to which the Company may become entitled as holders of shares or other interests of or in any associated company and generally to exercise the rights, enjoy the privileges and fulfil the obligations of Members or debenture or debenture stockholders or holders of any other interest of or in any Associated Company.

(C)	To perform any services or undertake any duties to or on behalf of and in any other manner assist any Associated Company or Companies and either without remuneration or on such terms as to remuneration as may be agreed.

Back to Contents

(D)	To carry on in all branches all or any of the businesses of manufacturers of and dealers in chemicals of all kinds, dyes, dyestuffs, paints, varnishes, drugs, and other pharmaceutical (and toilet) preparations of all kinds.

(E)	To carry on the trades or businesses of manufacturers of and dealers in explosives, ammunition, fireworks and other explosive products and accessories of all kinds and of whatsoever composition and whether for military, sporting, mining or industrial purposes or for pyrotechnical display or for any other purpose.

(F)	To carry on the trades or businesses of manufacturers of blasting ballistic and pyrotechnic apparatus, mantles or other apparatus for illumination by gas and other articles and things of a similar or analogous description or use or of and in the several component parts thereof.

(G)	To carry on the business of manufacturers of every sort of missile, arm and weapon for warlike, sporting or other purposes.

(H)	To carry on business as manufacturers of manure, soap, paper pulp, paper, glass, bricks, pottery, terra cotta, and sanitary and disinfecting preparations, coke, cement, and artificial stone.

(I)	To carry on the business of manufacturers and producers of fats, fertilisers, manures, dips, sprays, vermifuges, fungicides, medicines and remedies of all kinds for agricultural, fruit-growing or other purposes or as remedies for men or animals and whether produced from vegetable or animal matter or by any chemical process.

Back to Contents

(J)	To carry on the business of waterproofers and manufacturers of India rubber, leather, imitation leather, leather cloth, oil cloth, linoleum, tarpaulins, hospital sheetings and surgical bandages.

(K)	To carry on the business of manufacturers of cycles, motor cars, aeroplanes, hydroplanes, airships, and other vehicles and every kind of fitting and accessory for cycles, motor cars, aeroplanes, hydroplanes, airships and other vehicles.

(L)	To carry on the businesses of spinners, doublers and manufacturers of cotton, thread, silk, artificial silk, woollen, linen, flax, hemp, jute and other yarns and other fibrous materials and substances or any substitute for any of them.

(M)	To cultivate, grow, produce or deal in any vegetable products for the time being required for any of the manufactures which the Company is authorised to undertake, and to carry on all or any of the businesses of farmers, dairymen, milk contractors, dairy farmers, millers, purveyors and vendors of milk, cream, cheese, butter, poultry, and provisions of all kinds, greengrocers, butchers, sausage manufacturers, growers of and dealers in corn, hay, and straw, seedsmen, and nurserymen, and to buy, sell and trade in any goods usually traded in any of the above businesses, or any other business associated with the farming interest which may be advantageously carried on by the Company.

(N)	To carry on all or any of the businesses of stationers, lithographers, printers and publishers.

(O)	To carry on all or any of the businesses of engineers, iron, brass and other metal founders, machinists, tool makers, wire drawers, tube, pipe and tank manufacturers, moulders, metallurgists and metal workers, fitters, millwrights, galvanisers, japanners, electroplaters, and enamellers.

Back to Contents

(P)	To own, prospect for, explore, acquire by lease, licence, purchase or otherwise, open, work, develop and maintain natural deposits of salt, brine, natron, soda, kieselguhr nitrates and other chemical substances of all kinds and to carry on and conduct the business of working and getting and supplying to other persons such salt, brine and other substances.

(Q)	To refine, treat, and render merchantable and fit for use natural deposits of salt, brine, natron, soda, kieselguhr nitrates and other chemical substances of all kinds obtained as aforesaid and to manufacture therefrom by any electrolytic, metallurgic or other forms of plant or process every kind of chemical and other products and by-products.

(R)	To own, prospect for, explore, acquire by lease, licence purchase or otherwise, open, work, develop and maintain, clay and sand pits, slate, stone, and limestone quarries, coal mines, copper mines and mineral, mineral oil, nitrate and mining properties of all kinds and to conduct the business of working and getting therefrom clay, sand, quarriable substances, coal, copper, oil, nitrates and minerals of all kinds.

(S)	To manufacture, prepare and treat quarriable and mineral substances or products of all kinds obtained as aforesaid for sale or use or for manufacturing, building or any other purposes or processes and to manufacture therefrom every kind of product.

(T)	To fix atmospheric nitrogen by the synthetic ammonia or by any other process and to manufacture its derivative compounds.

Back to Contents

(U)	To manufacture, acquire, produce, use, sell and supply gas and electricity for lighting, heating or power purposes and to deal with, manufacture and render saleable all residual products obtained in the manufacture of gas.

(V)	To manufacture and deal in electrical machinery and apparatus of all kinds, including wireless apparatus and electric lamps.

(W)	To supply water and for this purpose to sink wells and shafts and to make, build and construct, lay down and maintain reservoirs, waterworks, watercourses, canals, ponds, cisterns, culverts, filter beeds, main and other pipes and appliances and to execute and do all other works and things necessary or convenient for obtaining, storing, selling, delivering, measuring, converting or using for creation and reserve of power, and distributing water.

(X)	To purchase, construct, build, maintain, charter, affreight, hire and let out for hire or for chartering and affreightment and to otherwise obtain the possession of and carry on, use and dispose of and employ or return to account railways, tramways, wharves, piers, docks, ships, lighters, launches, boats and vessels of all kinds, locomotives, wagons and other rolling stock, and otherwise provide for the conveyance of property of all kinds and to purchase or otherwise acquire any shares or interest in any railways, tramways, wharves, ships, vessels or rolling stock or in any companies possessed of or interested in the same.

(Y)	To carry on business as capitalists and financiers and to undertake and carry on all kinds of financial, commercial, trading, trust, loan, agency and other operations, and to finance and provide money to or for any of the Company’s Associated Companies or for any other company, association or firm in which the Company may hold shares or other interests or with which the Company may have dealings upon such security as may be thought fit or without security.

Back to Contents

(Z)	To guarantee payment of any moneys by or the performance of any contracts, liabilities, obligations or engagements of any Associated Companies or of any other company, firm or person with or to any other company, firm or person, and to grant guarantees and indemnities of every description and to undertake obligations of every description.

(A1)	To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with any business or operations which the Company is authorised to carry on or may seem to the Company calculated directly or indirectly to benefit the Company or to enhance the value of or render profitable any of the Company’s properties or rights.

(A2)	To acquire and carry on all or any part of the property or business and to undertake any liabilities of any person, firm, association or company possessed of property suitable for any of the purposes of the Company or carrying on any business which the Company is authorised to carry on and as the consideration for the same to pay cash or to issue any shares, stocks or obligations of the Company.

(A3)	To enter into partnership or into any arrangement for sharing profits, union of interest, joint adventure, reciprocal concessions or co-operation with any person, firm, association or company carrying on, engaged in or about to carry on or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to take or otherwise acquire and hold, sell, reissue or otherwise deal with stocks or shares in or securities or obligations of and to subsidise or otherwise assist any such company, and to guarantee the principal or interest of any such securities or obligations or any dividends upon any such shares or stock.

Back to Contents

(A4 )	To purchase, feu, take on lease or in exchange, hire or otherwise acquire any real or personal property, rights or privileges which the Company may think suitable or convenient for any of its purposes, and for the like purposes to erect and construct buildings and works of all kinds.

(A5)	To apply for, purchase or otherwise acquire any patents, licences and like rights conferring an exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of or calculated directly or indirectly to benefit the Company, and to use, exercise, develop, grant licences in respect of or otherwise turn to account the rights and information so acquired, and for the purposes aforesaid to promote, subsidise and take part in any researches, investigations or experiments.

(A6)	To invest any moneys of the Company not for the time being required for any of the purposes of the Company in such investments as may be thought proper and to hold, sell or otherwise deal with such investments.

(A7)	To borrow or raise or secure the payment of money and for those and other purposes to mortgage or charge the undertaking, and all or any part of the property and rights of the Company present or after acquired including uncalled capital, and to create, issue, make, draw, accept and negotiate perpetual or redeemable debentures or debenture stock, bonds or other obligations, bills of exchange, promissory notes or other negotiable instruments.

Back to Contents

(A8)	To sell, let, develop, dispose of or otherwise deal with the undertaking, or all or any part of the property of the Company, upon any terms, with power to accept as the consideration any shares, stocks or obligations of or interest in any other company, and to distribute any assets of the Company in specie among the Shareholders.

(A9)	To pay out of the funds of the Company all expenses which the Company may lawfully pay of or incident to the formation, registration and advertising of or raising money for the Company and the issue of its capital, including brokerage and commissions for obtaining applications for, or taking, placing or underwriting shares, debentures or debenture stock.

(A10)	To enter into any arrangements with any governments or authority, supreme, municipal, local or otherwise, and to obtain from any such government or authority any rights, concessions and privileges that may seem conducive to the Company's objects or any of them.

(A11)	To obtain any Provisional Order or Act of Parliament for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company's constitution or for any other purposes which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests, and to apply at the cost of the Company to Parliament for any extension of the Company's powers.

(A12)	To establish, provide, maintain and conduct, subscribe to or otherwise subsidise or aid research laboratories and experimental workshops for scientific and the technical research and experiments, and for tests and investigations of all kinds, and to undertake and prosecute scientific and technical researches, experiments, tests and experiments of all kinds, and to promote scientific and technical studies and scientific and technical research, investigation and invention by providing, maintaining, endowing, subsidising or assisting laboratories, workshops, libraries, lectures, classes, demonstrations, meetings and conferences, and by providing or supplementing the remunerations of scientific or technical professors or teachers and by providing and awarding exhibition scholarships, bursaries, prizes and grants in aid of students or intending students or otherwise, and generally to assist, promote, encourage and reward studies, experiments, researches, investigations, enquiries and inventions of any kind whatever that may be considered likely to assist any of the businesses which the Company is authorised to carry on.

Back to Contents

(A13)	To act solely or jointly as Director or Manager of any Associated Companies.

(A14)	To lay out any of the property of the Company for building purposes and to construct thereon and to alter, add to, pull down, decorate, maintain, furnish, fit up, improve and manage houses, cottages, flats, tenements, hotels, restaurants, resthouses, clubs, churches, chapels, institutions, theatres, cinemas, recreation grounds and garages for the housing, convenience, accommodation or recreation of the workpeople and staff employed by the Company or by any Associated Companies.

(A15)	To promote, establish, provide, contribute to, assist, subsidise or manage any superannuation and pension funds, profit-sharing, share investment or other schemes for the benefit of employees or ex-employees of the Company and any Associated Companies or their predecessors in title or the dependants or connections of any such persons, and to grant pensions and allowances to any employee or ex-employee, Director or officer of the Company or of any Associated Companies or to the dependents or connections of any such persons, and to make payments towards insurance and to subscribe or guarantee money for religious, charitable or benevolent objects which may have any moral or other claims to support or aid by the Company by reason of the locality of their operations or otherwise or for any exhibition or for any public, general, or useful object, and generally to promote the welfare of the Company’s employees and their dependents and connections in any manner that may be thought expedient.

Back to Contents

(A16)	To convert, lay out, use and appropriate any land belonging to the Company for public or private roads, streets, squares, parks, gardens, pleasure grounds, allotments, and other conveniences, and to dedicate or give any land so laid out or used to the public or to any person, company or body, either with or without restrictions or conditions.

(A17)	To give or dedicate or otherwise dispose of, and either voluntarily or for value, any property of the Company deemed to be of national or public or local interest to any National Trust, Museum, Public Body or Committee or to any Corporation, Borough, or Authority or any Trustees or Trustee for or on behalf of any of the same or of the public.

(A18)	To promote any company or companies for the purpose of its or their acquiring all or any of the property, rights and liabilities of the Company, or for carrying on any business or operations which the Company is authorised to carry on, or for any other purpose which may seem directly or indirectly calculated to benefit the Company and to pay all the expenses of or incident to such promotion.

(A19)	To extend the operations of the Company to any foreign country, colony or state by establishing and carrying on there all or any of the businesses mentioned in this Memorandum and to acquire and hold property for that purpose.

Back to Contents

(A20)	To carry out all or any of the foregoing objects as principals, factors, agents, merchants, brokers, wholesale and retail dealers or in partnership or in conjunction with any other person, firm, association or company or by means of any company formed by the Company for the purpose.

(A21)	To do all such other things as are incidental or conductive to the attainment of the above objects and so that the word “Company” in this clause shall be deemed to include any person or partnership or any body of persons whether incorporated or not and whether domiciled in the United Kingdom or elsewhere, and the intention is that except as otherwise expressly provided the objects set forth in each of the paragraphs of this clause shall be in no ways limited or restricted by reference to or inference from the terms of any other paragraph of this clause or the name of the Company.

6	The liability of the Members is limited.

7	The share capital of the Company is *£791,432,397 divided into 677,043,827 Ordinary Shares of £1 each and 114,388,570 Unclassified Shares of £1 each, with power to increase and with power from time to time to issue any shares of the original or new capital with any preference or priority in the payment of dividends or the distribution of assets, or otherwise, over any other shares, whether Deferred, Ordinary or Preference, and whether issued or not, and to vary the regulations of the Company as far as necessary to give effect to any such preference or priority, and upon the subdivision of a share, to apportion the right to participate in profits or surplus assets, or the right to vote in any manner as between the shares resulting from such subdivision, but so that unless otherwise provided by the terms of issue of any shares any preferential or other special rights for the time being annexed to any class of shares shall not be affected or abrogated without the sanction of a separate meeting of the holders of shares of the class held pursuant to the Articles registered herewith.

Back to Contents

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

*Note: This is the share capital of the Company as at 29 April 1988. A statement of the Company’s share capital on incorporation and of subsequent changes is given at the end of the Memorandum of Association.

Back to Contents

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS	Number of Shares taken By each Subscriber

ALEXANDER WALDEMAR LAWRENCE, Bt.,	One
81, Gresham Street, E.C.2,	Ordinary
Solicitor

HENRY WILLIAM HILL, 47, Briar	One
Avenue, Norbury, S.W.16,	Ordinary
Solicitors’

EDWARD NEWTON, 81, Gresham Street,	One
E.C.2, Solicitor	Ordinary

ERNEST KING, 45, Fernhurst Road,	One
Croydon, Solicitors’ Managing Clerk	Ordinary

EDWIN GEORGE WHITE, 50 Hillside Road	One
Streatham Hill, S.W.2, Solicitors’	Ordinary
Managing Clerk

HORACE SIDNEY SKUSE, 33 Tivoli Road,	One
Crouch End, N.8, Accountant	Ordinary

HAROLD ARTHUR NORTON, 26 Barnsbury	One
Park, Highbury, N. , Solicitors’	Ordinary
Clerk

Dated the 3rd day of December 1926

Witness to the above Signatures

SIDNEY ALFRED JOHNSON,
 Clerk to Messrs. Clifford-Turner Hopton & Lawrence,
81, Gresham Street, E.C.2,
Solicitors

Back to Contents

STATEMENT AS TO CAPITAL
1	The share capital of the Company on incorporation was £65,000,000 divided into 47,320,000 Shares of £1 each and £35,360,000 Shares of 1Os each.

2	By an Extraordinary Resolution of the Preference Shareholders passed on 29th December 1927, the Directors were authorised to issue not exceeding £6,580,000 of the then unissued capital of the Company as 7% Cumulative Preference Shares of £1 each ranking pari passu with the Preference Shares existing at the time of such issue.

3	By a Resolution passed on 31st May 1938, the capital of the Company was increased to £75,000,000 by the creation of 20,000,000 new shares of 10s. Od. each, and by an Extraordinary Resolution of the Preference Shareholders passed on the same day, the Directors were authorised to issue not more than 10,000,000 of such shares, after consolidation into shares of £1 each, as Preference Shares ranking pari passu with the Preference Shares existing at the time of such issue.

4	By a Resolution passed on 18th April 1929, the capital of the Company was increased to £95,000,000 by the creation of 40,000,000 new shares of 1Os. Od. each, and by an Extraordinary Resolution of the Preference Shareholders passed on the same day, the Directors were authorised to issue not more than 20,000,000 of such shares, after consolidation into shares of £1 each, as Preference Shares ranking pari passu with the Preference Shares existing at the time of such issue.

Back to Contents

5	By a Special Resolution passed on 1st May 1935, and by virtue of Extraordinary Resolutions passed at separate class meetings of the Ordinary and Deferred shareholders held on the same day, and with the sanction of an Order of the High Court of Justice dated 13th November 1935, the capital of the Company was reduced from £95,000,000 (divided into 22,727,000 Preference Shares of £1 each, 43,767,355 Ordinary Shares of £1 each, 21,745,290 Deferred Shares of 10s. Od. each, 15,133,000 unclassified shares of £1 each, and 5,000,000 unclassified shares of 10s. Od. each) to £89,565,859 (divided into 22,727,000 Preference Shares of £1 each, 43,767,355 Ordinary Shares of £1 each, 21,736,564 Deferred Shares of 5s. Od. each, 8,726 Deferred Shares of 1Os. Od. each, 15,133,000 unclassified shares of £1 each, and 5,000,000 unclassified shares of 10s. Od. each). At the date of the registration of the Minute approved by the Court (13th November 1935), 22,723,229 Preference Shares, 43,756,659 Ordinary Shares and 21,736,564 Deferred Shares had been issued, and the full sum of £1 was deemed to be paid up on each of the said Preference and Ordinary shares and the full sum of 5s. Od. was deemed to be paid up on each of the said Deferred Shares, and none of the remaining shares had been issued. Special Resolutions were also passed by the Company on 1st May 1935, to the following effect:

	(a)	that, on such reduction of capital taking effect, the 8.726 unissued Deferred Shares of 1Os. Od. each should be consolidated into 4,363 shares of £1 each and should be regarded as forming part of the Company’s unclassified capital;

	(b)	that 5,000,000 unclassified shares of 1Os. Od. each should be consolidated into 2,500,000 unclassified shares of £1 each,

	(c)	that the existing rights and privileges attached to the 43,767,355 Ordinary Shares of £1 each and to the 21,736,564 Deferred Shares of 5s. Od. each, resulting from the said reduction, should be varied by the amalgamation (as from the close of the year 1934) of the said Ordinary Shares and the said reduced Deferred Shares into one class of Ordinary Shares, and by the extinguishment of all special rights or privileges attached to the shares of those respective classes, so that the said Ordinary Shares and the said Deferred Shares should as from 1st January 1935, become and be regarded as forming one class of Ordinary Shares, all such shares being thenceforth termed Ordinary Shares;

Back to Contents

(d)	that all shares in the capital of the Company of each class then issued and outstanding and fully paid up should be converted into stock of the same class; and

(e)	that the capital of the Company should be increased to its former amount of £95,000,000 by the creation of 5,434,141 additional unclassified shares of £1 each.

6	By Ordinary Resolution passed on 19th June 1952, the capital was increased to £120,000,00 by the creation of 25,000,000 unclassified shares of £1 each.

7	By Special Resolution passed on 17th June 1954, the capital was increased to £220,000,000 by the creation of 9,626,817 Preference Shares of £1 each, 70,651,162 Ordinary Shares of £1 each and 19,722,021 unclassified shares of £1 each.

8	By Ordinary Resolution passed on 15th May 1958, the capital was increased to £350,000,000 by the creation of 130,000,000 unclassified shares of £1 each.

9	By Ordinary Resolution passed on 16th March 1962, the capital was increased to £375,000,000 by the creation of 25,000,000 unclassified shares of £1 each.

10	By Ordinary Resolution passed on 25th November 1963, the capital was increased to £522,000,000 by the creation of 147,000,000 unclassified shares of £1 each.

Back to Contents

11	By Special Resolution passed on 24th June 1969 and with the sanction of an Order of the High Court of Justice dated 14th July 1969, the capital was reduced from £522,000,000 (divided into £34,736,773 5 per cent Preference Stock, £446,057,164 Ordinary Stock and 41,206,063 unclassified shares of £1 each) to £495,830,830 (divided into £8,567,603 Preference Stock, £446,057,164 Ordinary Stock and 41,206,063 unclassified shares of £1 each).

12	By virtue of a Scheme of Arrangement sanctioned by the said Order and the said Special Resolution of the Company, the capital at the date of the registration on 17th July 1969 of the Minute dated 14th July 1969 was £522,000,000 (divided into £8,567,603 Preference Stock, £446,057,164 Ordinary Stock and 67,375,233 unclassified shares of £1 each).

13	By Ordinary Resolution passed on 2nd April 1975, the capital was increased to £575,000,000 by the creation of 53,000,000 unclassified shares of £1 each.

14	By Ordinary Resolution passed on 14th April 1977 the capital was increased to £650,000,000 by the creation of 75,000,000 unclassified shares of £1 each.

15	By Ordinary Resolution passed on 14th April 1980, the capital was increased to £725,000,000 by the creation of 75,000,000 unclassified shares of £1 each.

16	By Ordinary Resolution passed on 29th April 1985, the capital was increased to £800,000,000 by the creation of 75,000,000 unclassified shares of £1 each.

Back to Contents

17	By Special Resolution passed on 2nd September 1986 and with the sanction of an Order of the High Court of Justice dated 20th October 1986, the capital was reduced on 24th October 1986 from £800,000,000 (divided into £8,567,603 Preference Stock, £655,647,817 Ordinary Stock and £135,784,580 unclassified shares of £1 each) to £791,432,397 (divided into £655,647,817 Ordinary Stock and 135,784,580 unclassified shares of £1 each).

18	The share capital of the Company on 29 April 1988, being the date on which the Articles of Association printed herewith were adopted by Special Resolution, was £791,432,397 divided into 677,043,827 Ordinary Shares of £1 each and 114,388,570 Unclassified Shares of £1 each.

19	By Ordinary Resolution passed on 1 May 1990, the capital was increased to £850,000,000 by the creation of 58,567,603 unclassified shares of £1 each.

20.	By Ordinary Resolution passed on 25 February 2002, the authorised share capital of the Company was increased to £1,400,000,000 by the creation of an additional 550,000,000 ordinary shares of £1 each.

Back to Contents

THE COMPANIES ACT 1985

PUBLIC COMPANY LIMITED BY SHARES

  ARTICLES OF ASSOCIATION

of

IMPERIAL CHEMICAL INDUSTRIES PLC

(Adopted by Special Resolution passed on 25 May 2005)

INTERPRETATION
1.	The regulations in Table A as in force at the date of incorporation of the Company shall not apply to the Company.

2.	In these Articles the following words have the respective meanings set out below:

	(a)	“the Act” means the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force;

	(b)	“address” means in relation to electronic communications any number or address used for the purposes of such communications;

Back to Contents

(c)	“Approved Depositary” means a custodian or other person (or a nominee for such custodian or other person) appointed under contractual arrangements with the Company or other arrangements approved by the Directors whereby such custodian or other person or nominee holds, or is interested in, shares of the Company, or rights or interests in shares of the Company, and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the Directors for the purpose of these Articles and shall include, where approved by the Directors, the trustees (acting in their capacity as such) of any employees’ share scheme established by the Company or any other scheme or arrangements principally for the benefit of employees of the Company or its subsidiary undertakings, which have been approved by the Company in general meeting;

(d)	“these Articles” means these articles of association as from time to time altered in accordance with the Statutes;

(e)	“auditors” means the auditors of the Company;

(f)	“the board” means the Directors or any of them acting as the board of Directors of the Company;

(g)	“certificated share” means a share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

(h)	“clear days” in relation to the sending of a notice means the period excluding the day on which a notice is sent or deemed to be sent and the day for which it is sent or on which it is to take effect;

(i)	“dividend” means dividend or bonus;

(j)	“electronic signature” has the meaning given by Section 7(2) of the Electronic Communications Act 2000;

Back to Contents

(k)	“employees’ share scheme” has the meaning given by Section 743 of the Act;

(l)	“entitled by transmission” means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

(m)	“Executive Director” means the Chairman and any Director (including a Chief Executive or a Managing Director) who, pursuant to a contract of employment with the Company, undertakes specific executive, management or professional duties in addition to those duties and obligations laid down in the Statutes and who spends a substantial proportion of his time in the performance of those duties;

(n)	“member” means a member of the Company;

(o)	“month” means a calendar month;

(p)	“office” or “registered office” means the registered office of the Company;

(q)	“paid” means paid or credited as paid;

(r)	“recognised person” in relation to shares means a recognised clearing house or a nominee of a recognised clearing house or a recognised investment exchange each of which terms has the meaning given to it by Section 185 (4) of the Act;

(s)	“register” means either or both of the issuer register of members and the Operator register of members of the Company;

(t)	“Regulations” means the Uncertificated Securities Regulations 2001 including any modification or re-enactment of them for the time being in force;

Back to Contents

(u)	“the Seal” means the common seal of the Company and the Securities Seal or either of them as the case may require;

(v)	“the Secretary” means any person appointed to perform the duties of the Secretary of the Company including (subject to the provisions of the Act) a joint, assistant or deputy secretary;

(w)	“the Securities Seal” means an official seal (if any) kept by the Company under the provisions of Section 40 of the Act;

(x)	“Share Warrants” has the meaning given in Article 47;

(y)	“the shareholder” or “holder” in relation to any shares means the person whose name is entered on the register as the holder of those shares and “member” and “membership” shall be construed accordingly;

(z)	“the Statutes” means the Act and every other statute from time to time in force concerning companies insofar as the same applies to the Company;

(aa)	“uncertificated share” means (subject to Regulation 42(11)(a) of the Regulations) a share in the capital of the Company title to which is recorded on the Operator register of members of the Company and which may, by virtue of the Regulations, be transferred by means of a relevant system and references in these Articles to a share being held in uncertificated form shall be construed accordingly;

(bb)	“the United Kingdom” means Great Britain and Northern Ireland;

References to a document include, unless the context otherwise requires, references to an electronic communication.

References to an electronic communication mean, unless the contrary is stated, an electronic communication (as defined in the Act) comprising writing.

Back to Contents

References to a document being executed include references to its being executed under hand or under seal or, in the case of an electronic communication, by electronic signature.

References to an instrument mean, unless the contrary is stated, a written document having tangible form and not comprised in an electronic communication (as defined in the Act).

Where, in relation to a share, these Articles refer to a relevant system, the reference is to the relevant system in which that share is a participating security at the relevant time.

References to a notice or other document being sent or given to or by a person mean such notice or other document, or a copy of such notice or other document, being sent, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending and giving shall be construed accordingly.

References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether comprised in an electronic communication (as defined in the Act) or otherwise, and written shall be construed accordingly.

Words denoting the singular number shall also include the plural number and vice versa; words denoting the masculine gender shall also include the feminine and vice versa; and words denoting persons shall, unless the context otherwise requires, also include corporations.

Words or expressions contained in these Articles which are not defined in these Articles but are defined in the Act have the same meaning as in the Act (but excluding any modification of the Act not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

Back to Contents

Words or expressions contained in these Articles which are not defined in these Articles but are defined in the Regulations have the same meaning as in the Regulations (but excluding any modification of the Regulations not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by Section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

In these Articles: (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more Directors, any Director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence of or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

3.	A Special or Extraordinary Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles. Where for any purpose an Extraordinary Resolution is required, a Special Resolution shall also be effective.

Back to Contents

SHARE CAPITAL
4.	The authorised share capital of the Company at the date of the adoption of these Articles is £1,400,000,000 divided into 1,400,000,000 Ordinary Shares of £1 each.

5.	Subject to the provisions of the Statutes and without prejudice to any special rights previously conferred on the holders of any class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and the Company may issue any shares which are, or at the option of the Company or the holder are liable, to be redeemed on such terms and in such manner as may be provided by these Articles.

6.	(a)	Subject to the provisions of the Statutes and these Articles, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms as the Directors may decide.

	(b)	(i)	The Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 80 of the Act to exercise for each Prescribed Period all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the Section 80 Amount.

		(ii)	During each Prescribed Period the Directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of the said authority:

Back to Contents

	(A)	in connection with a Rights Issue; and

	(B)	otherwise than in connection with a Rights Issue, up to an aggregate nominal amount equal to the Section 89 Amount;

as if Section 89(1) of the Act did not apply to any such allotment.

(iii)	By such authority and power the Directors may during such period make offers or agreements which would or might require the allotment of securities after the expiry of such period. The board may allot equity securities or other relevant securities in pursuance of any such offer or agreement as if the Prescribed Period during which that offer or agreement was made had not expired.
.
(iv)	For the purposes of this Article:

	(A)	“Rights Issue” means an offer of equity securities open for acceptance for a period fixed by the Directors to (i) members on the register on a fixed record date of ordinary shares in proportion to their respective holdings and (ii) members on the register on a fixed record date of other equity securities to the extent expressly required or (if considered appropriate by the Directors) permitted by the rights attached thereto, but subject in both cases to such exclusions or other agreements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory;

Back to Contents

	(B)	“Prescribed Period” for the purpose of this Article 6 means any period (not exceeding 5 years on any occasion) for which the authority and power conferred by sub-paragraphs (i) and (ii) above is given by one or more Resolutions of the Company stating the Section 80 Amount and Section 89 Amount for such period;

	(C)	“Section 80 Amount” shall for any Prescribed Period be that stated in the relevant Ordinary or Special Resolution or any increased amount fixed by Resolution of the Company in General Meeting;

	(D)	“Section 89 Amount” shall for any Prescribed Period be that stated in the relevant Special Resolution; and

	(E)	the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares, the nominal amount of such shares which may be allotted pursuant to such rights.

7.	The Directors may at any time after the allotment of any share but before any person has been entered in the register as the member recognise a renunciation of such allotment by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

8.	Subject to the provisions of the Regulations, the Directors may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security.

9.	Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:

Back to Contents

	(a)	is held in uncertificated form; or

	(b)	is permitted in accordance with the Regulations to become a participating security.

10.	Where any class of shares is a participating security and the Company is entitled under any provision of the Statutes, the Regulations or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share of that class held in uncertificated form, the Company shall be entitled, subject to the provisions of the Statutes, the Regulations, these Articles and the facilities and requirements of the relevant system:

	(a)	to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

	(b)	to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

	(c)	to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice;

	(d)	to require the Operator to convert that uncertificated share into certificated form in accordance with Regulation 32(2)(c) of the Regulations; and

	(e)	to take any action that the Directors consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

Back to Contents

11.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and, except as otherwise provided by these Articles or by law, the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any interest in any share, or any interest in any fractional part of a share, or any other rights in respect of any share, except an absolute right to the entirety or fractional part thereof in the holder.

12.	The Company may exercise all powers of paying commission and brokerage conferred or permitted by the Statutes. Subject to the Statutes, any such commission or brokerage may be satisfied by payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

VARIATION OF RIGHTS

13.	Whenever the capital of the Company is divided into different classes of shares, all or any of the special rights or privileges attached to any class may be varied or abrogated only:

(a) if holders of three fourths in nominal value of the issued shares of that class, excluding any shares of that class held as treasury shares, consent in writing; or

(b) with the sanction of an Extraordinary Resolution passed at a separate general meeting (convened and conducted in accordance with Article 94) of the holders of the shares of that class,

and may be so varied or abrogated either whilst the Company is a going concern or during, or in contemplation of, winding up.

14.	For the purposes of Article 13, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share(s) or class of shares, those rights shall be deemed to be varied by:

Back to Contents

(a)	the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b)	the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares, but shall not be deemed to be varied by:

(c)	the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares; or

(d)	the Company permitting, in accordance with the Regulations, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.

SHARE CERTIFICATES

15	Every share certificate shall:

(a) be issued under the Seal or otherwise in accordance with Article 141 or in such other manner as the Directors may approve; and

(b) specify the number and class of shares to which it relates and the amount paid up thereon.

No share certificate shall be issued representing shares of more than one class.

16	Every shareholder (except a person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled, without payment, within two months after allotment or lodgement of transfer (or within such other period as the terms of issue shall provide) to one certificate for all his shares of any one class which are the subject of such allotment or transfer or, upon payment of such reasonable charge, if any, for every certificate after the first as the Directors shall from time to time determine, several certificates, each for one or more of his shares of any one class. Where a shareholder has transferred part of the shares represented by a certificate in his name, a new certificate in respect of the balance of his holding shall be issued in his name without payment.

Back to Contents

Provided that the Company shall not be bound:

	(a)	in the case of a share held jointly by several persons, to issue more than one certificate therefor and delivery of a certificate to one of such persons shall be sufficient delivery to all;

	(b)	to issue a certificate to a recognised person unless such member shall specifically request the Company to issue the same.

17.	(a)	If a share certificate shall be damaged or defaced, or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares shall be issued to the shareholder upon request without payment (save exceptional out-of-pocket expenses of the Company in connection with the request) subject to delivery up of the old certificate, or (if the certificate is alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity (including payment of an indemnity insurance premium), as the Directors shall from time to time determine.

	(b)	Any two or more certificates representing shares of any one class held by any shareholder may, at his request, be cancelled and a single new certificate for such shares issued in lieu, upon payment of such charge as the Directors shall from time to time determine.

	(c)	If any shareholder shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify,

Back to Contents

the Directors may, if they think fit, comply with such request upon payment of such charge as the Directors shall from time to time determine.

(d)	In the case of shares held jointly by several persons, any request under this Article may be made by any one of the joint holders.

LIEN ON SHARES

18.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts (whether presently payable or not) called or payable in respect of that share. The Directors may at any time waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to all distributions and other amounts payable in respect of it.

19.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen days after a notice has been served on the holder of the share, or on the person entitled thereto by transmission, demanding payment and stating that, if the notice is not complied with, the shares may be sold.

20.	To give effect to that sale, the Directors may, if the share is a certificated share, authorise any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the Directors may exercise any of the Company’s powers under Article 10 to effect the sale of the share to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase money, and his title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

Back to Contents

21.	The net proceeds of the sale, after payment of the costs, shall be received by the Company and applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated or uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

CALLS ON SHARES

22.	The Directors may from time to time make calls upon the members in respect of any amounts unpaid on their shares (whether in respect of the nominal value of the shares or by way of premium) and each member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be required to be paid in instalments. Before receipt by the Company of any sum due thereunder, a call may be revoked, in whole or in part, or the time fixed for its payment postponed, in whole or in part, as the Directors may determine. A person upon whom a call is made shall remain liable for calls made upon him, notwithstanding the subsequent transfer of the shares on which the call was made.

23.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

24.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

25.	If an amount called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the amount is due shall pay interest on the amount from the day appointed for payment thereof to the time of actual payment. Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed the rate, not exceeding 15 per cent per annum, determined by the Directors together with all expenses that may have been incurred by the Company by reason of such non-payment, but the Directors shall be at liberty to waive payment of such interest and expenses, wholly or in part.

Back to Contents

26.	Any amount which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a call duly made and notified.

27.	The Directors may, on the allotment of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

28.	The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the amounts uncalled and unpaid upon any shares held by him, and upon all or any of the amounts so advanced (until the same would, but for such advance, become payable) the Company may pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) 15 per cent per annum, as may be agreed upon between the Directors and the member paying such amount in advance. The Directors may at any time repay any amount so advanced. A payment in advance of calls shall not entitle the member to participate in respect of the payment of a dividend declared or paid after the payment but before the call, where, and to the extent that, the member would not otherwise have been so entitled.

Back to Contents

FORFEITURE OF SHARES

29.	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued, and any expenses which may have been incurred by the Company by reason of such non-payment.

30.	The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made, or instalment was payable, will be liable to be forfeited.

31.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect and the forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not paid before the forfeiture.The Directors may accept a surrender of any share liable to be forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. Where the forfeited share is held in certificated form, an entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

32.	Any forfeited or surrendered share shall become the property of the Company and, subject to the provisions of the Act, may be sold, or re-allotted, or otherwise disposed of on such terms and in such manner as the Directors think fit and, at any time before a sale, re-allotment or other disposition, the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to execute an instrument of transfer of a forfeited or surrendered share in certificated form to any other person.

Back to Contents

Where a forfeited share held in uncertificated form is to be transferred, the Directors may exercise any of the Company’s powers under these Articles. Any share not sold, re-allotted or otherwise disposed of in accordance with this Article within a period of three years from the date of its forfeiture or surrender shall, at the expiry of that period, be cancelled in accordance with the Statutes.

33.	A person whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares and shall (if the share is a certificated share) surrender to the Company for cancellation the certificate for the relative shares, but shall remain liable to pay to the Company all moneys (including interest pursuant to these Articles) which, at the date of forfeiture or surrender, were payable by him to the Company in respect of the shares without any deduction or allowance for the value of the share at the time of forfeiture or surrender, but his liability shall cease if and when the Company shall have received payment in full of all such amounts in respect of the shares, whether from the consideration received on their disposal or otherwise.

34.	The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Statutes.

Back to Contents

35.	A statutory declaration in writing that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited, surrendered or sold to satisfy a lien of the Company on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The person to whom the share is sold or disposed shall be discharged from all calls made prior to such sale or disposition and such declaration shall (subject to the execution of any necessary instrument of transfer) constitute a good title to the share. The Company may receive the consideration, if any, given for the share on any sale, re-allotment or disposition thereof and may execute a transfer of the same or transfer the same by means of the relevant system, as the case may be, in favour of the person to whom the share is sold, re-allotted or disposed of, which shall constitute good title thereto, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by an irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

36.	Subject to such of the restrictions of these Articles as may be applicable, all shares in the Company shall be freely transferable. The instrument of transfer of any certificated shares in the Company shall be in the usual or common form, or any other form which the Directors may approve, and shall be executed by or on behalf of the transferor and (in the case of a share not being a fully paid share) the transferee. The transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register in respect thereof. Without the consent of the Directors, no instrument of transfer shall be in respect of more than one class of share.

37.	The Directors may in their absolute discretion and without giving any reason refuse to register the transfer of a share which is not fully paid or on which the Company has a lien.

38.	The Directors may refuse to register a transfer of any certificated share:

(a) unless the instrument of transfer is lodged, duly stamped, at the office or another place appointed by the Directors, accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

Back to Contents

(b) unless the instrument of transfer is in respect of one class of share only;

(c) in favour of more than four persons jointly;

(d) made by or in favour of an infant;

(e) made by or in favour of a patient within the meaning of the Mental Health Act 1983.

39.	If the Directors refuse to register a transfer of a share in certificated form, they shall, within two months after the date on which the instrument of transfer was lodged with the Company, send notice of the refusal to the transferee.

40.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

41.	No fee shall be charged for the registration of any instruments of transfer or other document relating to or affecting the title to any share.

42.	The Company shall be entitled to retain an instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person presenting the same.

43.	For the avoidance of doubt, nothing in these Articles shall require shares to be transferred by a written instrument if the Statutes, or any regulations made under them, provide otherwise and the Directors shall be empowered to implement such arrangements as they consider fit in accordance with the Statutes and/or such regulations to evidence the transfer of title to shares in the Company.

Back to Contents

TRANSMISSION OF SHARES

44.	In case of the death of a holder, then the survivor or survivors where the deceased was a joint holder, or the legal personal representatives of the deceased where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share of which he had been the sole or joint holder.

45.	A person becoming entitled by transmission to a share may, on production of any evidence as to his entitlement as may be properly required by the Directors, elect either to become the holder of the share or to have another person nominated by him registered as the transferee. If he elects to become the holder he shall send notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the Directors may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

46.	A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall, upon production of any evidence as to his entitlement properly required by the board and subject to the requirements of Article 45, have the same rights in relation to the share as he would have had if he were the holder of the share, subject to Article 158. That person may give a discharge for all dividends and other moneys payable in respect of the share but he shall not, before being registered as a member, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company or of the holders of any class of shares in the Company.

Back to Contents

Provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within sixty days the Directors may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

SHARE WARRANTS

47.	The Company with respect to fully paid shares may issue warrants under the Seal (hereinafter called “Share Warrants”) stating that the bearer is entitled to the shares therein specified, and may provide by coupons or otherwise for the payment of future dividends on the shares included in such Share Warrants. Any share while represented by such a Share Warrant shall be transferable by delivery of the Share Warrant relating to it. The Directors may decide either generally or in any particular case that any signature on a Share Warrant need be applied by electronic or mechanical means or printed on it or that the Share Warrant need not be signed by any person.

48.	The Directors may determine and from time to time vary the conditions upon which Share Warrants shall be issued, and in particular upon which:

	(a)	a new Share Warrant or coupon may be issued in the place of one worn out, defaced or destroyed (provided that no Share Warrant shall be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed);

	(b)	the bearer of a Share Warrant shall be entitled to attend and vote at general meetings; and

Back to Contents

(c)	a Share Warrant may be surrendered and the name of the bearer entered in the register in respect of the shares specified in such Share Warrant.

Subject to such conditions and to these Articles, the bearer of a Share Warrant shall be deemed to be a member of the Company and shall have the same rights and privileges as if his name were entered in the register in respect of the shares comprised in such Share Warrant. The bearer of a Share Warrant shall be subject to the conditions for the time being in force whether made before or after the issue of such warrant.

ALTERATION OF SHARE CAPITAL
49.	The Company may from time to time by Ordinary Resolution:-

	(a)	increase its share capital by such sum to be divided into shares of such amount as the resolution shall prescribe;

	(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

	(c)	subject to the provisions of the Statutes, sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association and so that the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage, or be subject to any restriction, as compared with the others; and

	(d)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Back to Contents

50.	Whenever as a result of a consolidation or sub-division of shares any members would become entitled to fractions of a share, the Directors may deal with the fractions as they think fit and in particular may sell the shares representing the fractions to any person (including, subject to the provisions of the Statutes, the Company) and the Directors may either distribute the net proceeds of sale in due proportion among those members or retain them for the benefit of the Company. Where the shares to be sold are held in certificated form the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the Directors may do all acts and things they consider necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The person to whom any shares are so transferred or delivered shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

51.	Subject to the provisions of the Statutes, the Company may by Special Resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

PURCHASE OF OWN SHARES

52.	Subject to the provisions of the Statutes, the Company may purchase any of its own shares of any class (including any redeemable shares), in any way and at any price (whether at, above or below par) and may hold such shares as treasury shares.

GENERAL MEETINGS

53.	The Company shall comply with the requirements of the Statutes regarding the holding of annual general meetings. Subject to such requirements, the annual general meeting shall be held at such time and place as the Directors shall appoint.

54.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

Back to Contents

55.	The Directors may whenever they think fit convene an extraordinary general meeting to be held at such time and place as the Directors shall appoint, and extraordinary general meetings shall also be convened on a requisition as provided by the Act, or, in default, may be convened by such requisitionists as is provided by the Act. If there are not within the United Kingdom sufficient Directors to call a general meeting, any one Director may call a general meeting.

NOTICE OF GENERAL MEETINGS

56.	An annual general meeting, and an extraordinary general meeting called for the passing of a Special Resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company or a resolution appointing a person as a Director, shall be called by at least twenty-one clear days’ notice in writing, and all other extraordinary general meetings shall be called by at least fourteen clear days’ notice in writing. The notice shall specify the place (including without limitation any satellite meeting place arranged for the purpose of Article 59 which shall be identified as such in the notice), the day and the time of the meeting and the general nature of the business to be transacted. If any resolution is to be proposed as a Special Resolution or an Extraordinary Resolution, the notice shall contain a statement to that effect and, in the case of an annual general meeting, shall specify the meeting as such. Notices shall be given in the manner hereinafter mentioned to all members (other than those who, under the provisions of these Articles or otherwise, are not entitled to receive such notices from the Company) and to the Directors and the Auditors.

57.	The accidental omission to give notice of a meeting, or to send any notification where required by the Statutes or these Articles in relation to the publication of a notice of meeting on a website, or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send an instrument of proxy to, or the non-receipt of any such notice, notification or instrument by, any person entitled to receive notice, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

Back to Contents

58.	The notice shall include details of any arrangements made for the purpose of Article 61 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

59.	The Directors may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a) participate in the business for which the meeting has been convened;

(b) hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c) be heard and seen by all other persons so present in the same way.

The Chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

60.	If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 59, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 72 shall apply to that adjournment.

Back to Contents

61.	The Directors may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

62.	The Directors may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 61 (including without limitation the issue of tickets or the imposition of some other means of selection) they in their absolute discretion consider appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 61. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

63.	If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Directors decide that it is impracticable or unreasonable, for a reason beyond their control, to

Back to Contents

hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 59 applies) and/or time, they may change the place (or any of the places, in the case of a meeting to which Article 59 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the Directors may then change the place (or any of the places, in the case of a meeting to which Article 59 applies) and/or postpone the time again if they decide that it is reasonable to do so. In either case:

(a) no new notice of the meeting need be sent, but the Directors shall, if practicable, advertise the date, time and place of the meeting in at least two newspapers having a national circulation and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b) a proxy appointment in relation to the meeting may, if by means of an instrument, be delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 88(a) or, if contained in an electronic communication, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 88(b), at any time not less than 48 hours before any postponed time appointed for holding the meeting.

64.	For the purposes of Articles 59, 60, 62 and 63, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Act or these Articles to be made available at the meeting.

65.	The Directors and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction they or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Directors and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

Back to Contents

PROCEEDINGS AT GENERAL MEETINGS

66.	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman of the meeting (which shall not be treated as part of the business of the meeting). Save as herein otherwise provided, five members present in person shall be a quorum.

67.	If within five minutes from the time appointed for the meeting or such longer period not exceeding 30 minutes as the chairman of the meeting may think fit to allow, a quorum is not present, or if during a meeting such a quorum ceases to be present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case, it shall stand adjourned to such day, time and place as the chairman of the meeting may determine and, if at the adjourned meeting a quorum is not present within five minutes from the time appointed for the meeting, the members present shall be a quorum.

68.	The Chairman of the board or, in his absence, any Deputy Chairman or, in their absence, any other Director previously nominated by the Directors shall preside as chairman of the meeting, but, if none of them be present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one of their number to be chairman and, if there is only one Director present and willing to act, he shall be chairman.

69.	If no Director is willing to act as chairman, or if no Director is present within five minutes after the time appointed for holding the meeting, the

Back to Contents

members present and entitled to vote shall choose one of their number to be chairman.

70.	A Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company.

71.	The chairman of any general meeting at which a quorum is present may, with the consent of that meeting (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. Subject to Article 72, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. In addition (and without prejudice to the chairman's power to adjourn a meeting conferred by Article 60), the chairman may adjourn the meeting to another time and place without such consent if it appears to him that:

	(a)	it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

	(b)	the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

	(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Back to Contents

72.	Any such adjournment may be for such time and to such place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such places) as the chairman may in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 88 or by means of an instrument which, if delivered by him at the meeting which is adjourned to the chairman or the secretary or any Director, shall be valid even though it is given at less notice than would otherwise be required by Article 88(a). When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the time and place (or places, in the case of a meeting to which Article 59 applies) of the adjourned meeting and the general nature of the business to be transacted.

73.	If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on. No amendment to a resolution duly proposed as a Special or Extraordinary Resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error). No amendment to a resolution duly proposed as an Ordinary Resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either (a) at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the Ordinary Resolution is to be considered, notice of the terms of the amendment and the intention to move it has been delivered by means of an instrument to the office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in an electronic communication at such address (if any) for the time being notified by or on behalf of the Company for that purpose, or (b) the chairman in his absolute discretion decides that the amendment may be considered and voted on.

74.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

Back to Contents

	(a)	by the chairman of the meeting; or

	(b)	by at least five members present in person or by proxy; or

	(c)	by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

	(d)	by a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring the right.

A demand by a person as proxy for a member shall be the same as a demand by the member.

Unless a poll be so demanded (and the demand is not withdrawn before the poll is taken), a declaration by the chairman of the meeting that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

The demand for a poll may be withdrawn, with the consent of the chairman, before the poll is taken. If such demand is withdrawn before the declaration of the result of a show of hands, the meeting shall continue as if the demand had not been made. If such demand is withdrawn after the declaration of the result of a show of hands, it shall not be taken to have invalidated the result of the show of hands so declared.

75.	If a poll is demanded (and the demand is not withdrawn) it shall be taken in such manner and, subject to Article 77, at such time and place as the chairman of the meeting directs. The poll shall be deemed to be part of the meeting at which it was demanded and the result of the poll shall be deemed to be the resolution of such meeting. Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll. On a poll, votes may be given either personally or by proxy and a person entitled to more than one vote need not use all of his votes or cast all the votes he uses in the same way.

Back to Contents

76.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

77.	A poll demanded on the election of the chairman of a meeting or on a question of adjournment shall be taken forthwith.

VOTES OF MEMBERS

78.	Subject to any special rights or restrictions as to voting attached to any shares by or in accordance with these Articles, on a show of hands, every member who (being an individual) is present in person or (being a corporation) is present by a representative duly authorised in accordance with Article 92, not being himself a member, shall have one vote and on a poll every member who (being an individual) is present in person or by proxy or (being a corporation) is present by a representative or by proxy shall have one vote for every share held by him.

79.	No notice need be sent of a poll not taken at the meeting at which it is demanded if the time and place at which it is to be taken are announced at the meeting. In any other case notice shall be sent at least seven clear days before the taking of the poll specifying the time and place at which the poll is to be taken.

80.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register.

81.	A member in respect of whom an order has been made by any competent court or official (whether in the United Kingdom or

Back to Contents

elsewhere) on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs, may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so appointed by such court or official and that person may vote on a poll by proxy. Evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote shall be delivered at the office (or at such other place as may be specified in accordance with these Articles for the delivery of the instruments appointing a proxy) not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised.

82.	No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

83.	(a)	If the Directors are satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under Section 212 of the Act and has not, before the end of the prescribed period, supplied the Company with all the information thereby required or, in purported compliance with such notice, has made a statement which is false or inadequate in a material particular, then (unless the Directors otherwise determine) in respect of:

		(i)	the shares in relation to which the information has not been supplied (all or the relevant number, as appropriate, of such shares being the “Default Shares”, which expression shall include any further shares which are issued in respect of such shares); and

		(ii)	any other shares held by the member,

the member shall not (for so long as the information is not supplied), nor shall any transferee to whom any of such shares are transferred other than by means of an Approved Transfer or in accordance with paragraph (b)(ii) below, be entitled to vote, either personally or by proxy, at a shareholders’ meeting, or to exercise any other right conferred by membership in relation to shareholders’ meetings.

Back to Contents

(b)	Where the Default Shares represent at least 0.25 per cent. of the issued shares of the class in question (excluding any shares of that class held as treasury shares), the Directors may in their absolute discretion by notice (a “Direction Notice”) to such member direct that:-

	(i)	any dividend or part thereof, or other money which would otherwise be payable, in respect of the Default Shares shall be retained by the Company without any liability to pay interest thereon; and/or

	(ii)	no transfer of any of the shares held by such member shall be registered unless the transfer is an Approved Transfer or:

		(A)	the member is not himself in default as regards supplying the information required; and

		(B)	the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares which are the subject of the transfer are Default Shares.

Upon the giving of a Direction Notice its terms shall apply accordingly.

(c)	The Company shall send to each other person appearing to be interested in the shares the subject of any Direction Notice a copy of the Direction Notice, but the failure or omission by the Company to do so shall not invalidate such Direction Notice.

Back to Contents

(d)	(i)	Save as herein provided any Direction Notice shall have effect in accordance with its terms for so long as the default in respect of which the Direction Notice was issued continues and shall cease to have effect thereafter upon the Directors so determining (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being given forthwith to the member).

	(ii)	Any Direction Notice shall cease to have effect in relation to any shares which are transferred by such member by means of an Approved Transfer or in accordance with paragraph (b)(ii) above.

(e)	(i)	Where any person appearing to be interested in shares has been duly served with a notice under Section 212 of the Act and the shares in which he appears to be interested are held by an Approved Depositary, the provisions of this Article shall be treated as applying only to those shares held by the Approved Depositary in which such person appears to be interested and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Approved Depositary.

	(ii)	Where the member on whom a notice under Section 212 of the Act is duly served is an Approved Depositary acting in its capacity as such, the obligations of the Approved Depositary as a member of the Company shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the Directors pursuant to which it was appointed as an Approved Depositary.

Back to Contents

(f)	For the purposes of this Article:-

	(i)	a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under the said Section 212 and either (a) the member has named such person as being so interested or (b) (after taking into account the response of the member to the said notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

	(ii)	the “prescribed period” is 14 days from the date of service of the notice under the said Section 212; and

	(iii)	a transfer of shares is an “Approved Transfer” if:-

		(A)	it is a transfer of shares pursuant to an acceptance of a take-over (within the meaning of Section 428(1) of the Act); or

		(B)	the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares, including any such sale made through the London Stock Exchange or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded. For the purpose of this sub-paragraph, any associate (as defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.

Back to Contents

	(g)	The provisions of this Article 83 are in addition and without prejudice to the provisions of the Act.

	(h)	The Company may exercise any of its powers under Article 10 in respect of any Default Share that is held in uncertificated form.

84.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes and every vote not counted which ought to have been counted shall be disregarded. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

85.	A proxy need not be a member of the Company. A member may appoint more than one proxy to attend on the same occasion provided that:

	(a)	the instrument appointing the proxy shall specify the number of shares in respect of which the proxy is appointed; and

	(b)	only one proxy shall be appointed in respect of any one share.

86.	An instrument appointing a proxy:

	(a)	in the case of an individual shall be signed by the appointor or his attorney;

	(b)	in the case of a corporation shall be either given under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation.

The signature on such instrument need not be witnessed. Where an instrument appointing a proxy is signed on behalf of the appointor by an attorney, the letter or power of attorney, or a duly certified copy thereof, must (failing previous registration with the Company) be lodged with the instrument of proxy pursuant to the next following Article, failing which the instrument may be treated as invalid.

Back to Contents

87.	The appointment of a proxy shall be in any usual form or in any other form which the Directors may approve. Subject thereto, the appointment of a proxy may be:

	(a)	by means of an instrument; or

	(b)	contained in an electronic communication, if the Directors so determine.

The Directors may, if they think fit, but subject to the provisions of the Statutes, at the Company's expense send forms of proxy for use at the meeting and issue invitations contained in electronic communications to appoint a proxy in relation to the meeting, in each case in such form as may be approved by the Directors. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned.

88.	Without prejudice to Article 63(b) or to the second sentence of Article 72, the appointment of a proxy shall:

	(a)	in the case of an instrument, be delivered personally or by post to the office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

		(i)	in the notice convening the meeting; or

		(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting,

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 63) at which the person named in the appointment proposes to vote; or

Back to Contents

	(b)	in the case of an appointment contained in an electronic communication, where an address has been specified by or on behalf of the Company for the purpose of receiving electronic communications:

(i) in the notice convening the meeting; or

(ii) in any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(iii) in any invitation contained in an electronic communication to appoint a proxy issued by or on behalf of the Company in relation to the meeting,

be received at that address not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 63) at which the person named in the appointment proposes to vote; or

	(c)	in the case of an instrument or of an appointment contained in an electronic communication, where a poll is taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

	(d)	in the case only of an instrument, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any Director.

89.	Where the appointment of a proxy is expressed to have been or purports to have been executed by a person on behalf of the holder of a share:

	(a)	the Company may treat the appointment as sufficient evidence of the authority of that person to execute the appointment on behalf of that holder;

Back to Contents

	(b)	that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of any written authority under which the appointment has been executed, or a copy of such authority certified notarially or in some other way approved by the board, to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

	(c)	whether or not a request under Article 89(b) has been made or complied with, the Company may determine that it has insufficient evidence of the authority of that person to execute the appointment on behalf of that holder and may treat the appointment as invalid.

90.	A proxy appointment which is not delivered or received in accordance with Article 88 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was last delivered or received shall be treated as replacing and revoking the others as regards that share. The Directors may determine at their discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

91.	A proxy appointment shall be deemed to include the right to demand, or join in demanding, a poll but shall not confer any further right to speak at a meeting, except with the permission of the chairman of the meeting. The proxy appointment shall also, unless it provides to the contrary, be deemed to confer authority on the proxy to vote or abstain from voting as the proxy thinks fit on any amendment of a resolution and on any procedural motion or resolution put to the meeting to which it relates and on any other business not referred to in the notice of meeting which may properly come before the meeting to which it relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

Back to Contents

92.	Any corporation which is a member of the Company may, by resolution of its Directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of shareholders of the Company. The person so authorised shall be entitled to exercise on behalf of the corporation which he represents the same powers (other than power to appoint a proxy) as that corporation could exercise if it were an individual member of the Company save that a Director, the secretary or other person authorised for the purpose by the secretary may require such person to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it.

93.	A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding the poll unless notice of the termination was either delivered or received as mentioned in the following sentence at least 48 hours before the start of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of an instrument delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 88(a) or contained in an electronic communication received at the address (if any) specified by or on behalf of the Company in accordance with Article 88(b), regardless of whether any relevant proxy appointment was effected by means of an instrument or contained in an electronic communication. For the purpose of this Article, an electronic communication which contains such notice of termination need not comprise writing if the board has determined that the electronic communication which contains the relevant proxy appointment need not comprise writing.

Back to Contents

CLASS MEETINGS
94.	All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that, in relation to any general meeting of the holders of any class of shares in the capital of the Company other than Ordinary Shares:

	(a)	the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting;

	(b)	any holder of shares of the class present in person or by proxy may demand a poll; and

	(c)	each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

NUMBER AND APPOINTMENT OF DIRECTORS

95.	The number of Directors shall be not less than five nor more than twenty-five, but the Company may from time to time by Ordinary Resolution increase the maximum number of Directors beyond twenty-five.

96.	At every annual general meeting one-third of the Directors or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office. Subject to the provisions of the Statutes and these Articles, the Directors to retire by rotation shall be, first, those who wish to retire and not be re-appointed to office and, second, those who have been longest in office since their last appointment or re-appointment. As between persons who became or were last appointed or re-appointed Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the board at the date of the notice convening the annual general meeting. No Director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the Directors after the date of the notice but before the close of the meeting.

Back to Contents

97.	In addition to those Directors retiring pursuant to Article 96, any Director who has at the start of the annual general meeting been in office for three years or more since his last appointment or reappointment, but who is not retiring pursuant to Article 96, shall retire at that annual general meeting.

98.	If the Company does not fill the vacancy at the meeting at which a Director retires by rotation or otherwise, the retiring Director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the Director is put to the meeting and not carried.

99.	No person other than a Director retiring by rotation shall be appointed a Director at any general meeting unless:

(a) he is recommended by the board; or

(b) not less than seven nor more than 28 days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been received by the Company of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company's register of Directors, together with notice executed by that person of his willingness to be appointed.

Back to Contents

100.	Except as otherwise authorised by the Statutes, the appointment of any person proposed as a Director shall be effected by a separate resolution.

101.	Subject as aforesaid, the Company may by Ordinary Resolution appoint a person who is willing to act to be a Director either to fill a vacancy or as an additional Director and may also determine the rotation in which any additional Directors are to retire. The appointment of a person to fill a vacancy or as an additional Director shall take effect from the end of the meeting.

102.	The board may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director and in either case whether or not for a fixed term, provided that the appointment does not cause the number of Directors to exceed the number, if any, fixed by or in accordance with these Articles as the maximum number of Directors. Irrespective of the terms of his appointment, a Director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting. If not re-appointed at such annual general meeting, he shall vacate office at its conclusion.

103.	A Director who retires at an annual general meeting may, if willing to act, be re-appointed. If he is not re-appointed, or deemed to have been re-appointed under Article 98, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

104.	No person shall be disqualified from being appointed or re-appointed a Director, and no Director shall be required to vacate that office, by reason only of the fact that he has attained the age of 70 years or any other age nor shall it be necessary by reason of his age to give special notice under the Statutes of any resolution. Where the board convenes any general meeting of the Company at which (to the knowledge of the board) a Director will be proposed for appointment or re-appointment who at the date for which the meeting is convened will have attained the age of 70 or more, the board shall give notice of his age in years in the notice convening the meeting or in any document sent with the notice, but the accidental omission to do so shall not invalidate any proceedings, or any appointment or re-appointment of that Director, at that meeting.

Back to Contents

105.	The Directors may from time to time appoint any one or more of their body to the office of Chief Executive, Managing Director or Executive Director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke or vary such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation. Any such appointment shall terminate if the appointee ceases to be a Director but without prejudice to any claim for damages for breach of contract of service between the Director and the Company. A Director appointed to an executive office shall not cease to be a Director merely because his appointment to such executive office terminates.

ALTERNATE DIRECTOR

106.	(a)	Each Director shall have the power to appoint any other Director to act as Alternate Director, in his place, at any meeting of the Directors at which he is unable to be present, and at his discretion to remove such Alternate Director.

	(b)	On such appointment being made the Alternate Director shall (except as regards the power to appoint an Alternate Director) be subject in all respects to the provisions, terms and conditions of these Articles existing with reference to the other Directors of the Company, and each Alternate Director, whilst acting in the place of an absent Director, shall be entitled to exercise and discharge all the powers and duties of the Director he represents, but shall not be entitled to any further remuneration from the Company in respect of the exercise and discharge of such powers and duties.

Back to Contents

(c)	Any Director who is appointed an Alternate Director shall be entitled to vote at a meeting of the Directors on behalf of each Director so appointing him as distinct from the vote to which he is entitled in his own capacity as a Director, and shall also be considered as all the Directors for whom he acts as Alternate Director in addition to himself for the purpose of making a quorum provided that at least one other Director is separately represented.

(d)	Any Director appointed an Alternate Director shall vacate his office as such Alternate Director if, and when, the Director by whom he has been appointed vacates his office as Director (otherwise than by retirement at a general meeting of the Company at which he is re-elected) or removes him by notice in writing to the Company, or upon the happening of any event which would cause such Alternate Director to vacate the office of Director.

(e)	Every instrument appointing or removing an Alternate Director shall be in writing signed by the appointor and shall be effective upon delivery at the registered office or at a meeting of the Directors or, in the case of a notice contained in an electronic communication, at such address (if any) for the time being notified by or on behalf of the Company for that purpose.

(f)	Save as otherwise provided in these Articles, an Alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.

Back to Contents

QUALIFICATION AND REMUNERATION OF DIRECTORS
107.	No minimum holding of Ordinary Shares of the Company is required as a qualification of a Director.

108.	Executive Directors shall receive such remuneration as the Directors may determine, and such remuneration may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

109.	Subject to the provisions of the Statutes, the board may enter into, vary and terminate an agreement or arrangement with any Director who does not hold executive office for the provision of his services to the Company. Subject to Article 110 and 111, any such agreement or arrangement may be made on such terms as the board determines.

110.	The Directors who are not Executive Directors shall be entitled to remuneration for their services as Directors in such amount as the board of Directors may determine not exceeding in aggregate £500,000 per annum (or such higher amount as may from time to time be determined by the Company by Ordinary Resolution) and such remuneration shall be apportioned amongst them as the board may determine. In addition to the foregoing, any Director resident outside the United Kingdom who is not an Executive Director may be paid such extra remuneration as the board may determine.

111.	Any Director who is not an Executive Director and who performs special services which in the opinion of the board are outside the scope of the ordinary duties of a Director, may (without prejudice to the provisions of Article 110) be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the board may determine.

Back to Contents

112.	A Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company, or in which the Company may be interested as shareholder or otherwise. No such Director shall (unless the Company otherwise directs) be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company, notwithstanding that the Director shall have acted, or voted, as a Director of the Company in connection with the fixing or allocation of such remuneration or benefits for the office at a time when he did not hold the office and provided that such action, or vote, was not in breach of Article 117(e) and 117(f).

113.	In addition to any remuneration to which the Directors are entitled under the Articles, they shall be paid all travelling, hotel and other expenses properly incurred by them in attending meetings of the Directors, any committee of the Directors, general meetings of the Company or class meetings, or otherwise in connection with the business of the Company.

POWERS AND DUTIES OF DIRECTORS

114.	The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not, by the Statutes, these Articles or any resolution of the Company, required to be exercised by the Company in general meeting. Any exercise of such powers by the Directors shall be in accordance with the provisions of the Statutes, these Articles and such regulations, being not inconsistent with the Statutes or these Articles, as may be prescribed by any resolution of the Company; but no regulation made by the Company shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made. The general powers given by this Article shall not be limited by any special power given to the Directors by any other Article.

Back to Contents

115.	Without restricting the generality of the foregoing powers, the Directors may do the following things:

	(a)	Establish local boards, local managing or consulting committees, or local agencies in the United Kingdom or abroad, and appoint any one or more of their number, or any other person or persons, to be members thereof, with such powers and authorities, under such regulations, for such period, and at such remuneration as they may deem fit, and may revoke any such appointment.

	(b)	Appoint any person or persons, whether a Director or Directors of the Company or not, to hold in trust for the Company any property belonging to the Company, or in which it is interested, or for any other purposes, and to execute and do all such instruments and things as may be requisite in relation to any such trust.

	(c)	Appoint any person or persons to be the attorney or attorneys of the Directors or of the Company with such powers, authorities and discretions as they deem fit, including power to appear before all proper authorities, to make all necessary declarations so as to enable the Company’s operations to be validly carried on and to sub-delegate all or any of the powers, authorities or discretions for the time being vested in such person or persons.

116.	The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors. Whenever in these Articles, reference is made to the Seal the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

117.	(a)	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with the Act, and for the purposes of (b) below, an interest of a person who is, for any purpose of the Statutes (excluding any statutory modification of the Statutes not in force when this Article is adopted), connected with a Director shall be treated as an interest of the Director and, in relation to an Alternate Director, an interest of his appointor shall be treated as an interest of the Alternate Director without prejudice to any interest which the Alternate Director has otherwise.

Back to Contents

(b)	A Director shall not vote in respect of any contract, arrangement or proposal in which he has a material interest, and if he shall do so his vote shall not be counted, nor shall he be counted in the quorum present at the meeting, but these prohibitions shall not apply to:

	(i)	any arrangement for giving any Director any security or indemnity in respect of money lent by him to, or obligations undertaken by him for the benefit of, the Company or any of its subsidiary undertakings;

	(ii)	any contract or arrangement by a Director to participate in the underwriting or sub-underwriting of any offer of shares, debentures or other securities of the Company, or any of its subsidiary undertakings, for subscription, purchase or exchange;

	(iii)	any contract or arrangement in which he is interested by virtue of his interest in shares or debentures or other securities of the Company, or by reason of any other interest in or through the Company;

	(iv)	any contract or arrangement concerning any other company (not being a company in which the Director owns one per cent or more) in which he is interested, directly or indirectly, whether as an officer, shareholder, creditor or otherwise howsoever. A company shall be deemed to be a company in which a Director owns one per cent or more if and so long as (but only if and so long as) he is (either directly or indirectly) the holder of, or beneficially interested in, one per cent or more of any class of the equity share capital of such company, or of the voting rights available to members of such company. For the purpose of this paragraph there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof and any shares comprised in an authorised unit trust scheme or any other unitised investment in which the Director is interested only as a unit holder;

Back to Contents

(v)	any proposal concerning the adoption, modification or operation of a superannuation fund or retirement, death or disability benefits scheme, share option scheme, share incentive scheme or profit sharing scheme, which relates both to Directors and employees of the Company, or of any of its subsidiary undertakings and does not accord to any Director as such any privilege or advantage not generally accorded to the employees to which such scheme or fund relates;

(vi)	any arrangement for the benefit of employees of the Company, or of any of its subsidiary undertakings under which the Director benefits in a similar manner as the employees; any proposal concerning any insurance which the

(vii)	Company is empowered to purchase or maintain for or for the benefit of any Directors of the Company, or for persons who include Directors of the Company;

Back to Contents

and these prohibitions may at any time be suspended or relaxed to any extent, either generally or in respect of any particular contract, arrangement or transaction, by the Company in general meeting. If a question arises at a meeting of the board or of a committee of the board as to the entitlement of a Director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

(c)	Subject to the provisions of the Statutes, and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:

	(i)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

	(ii)	may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

	(iii)	shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

(d)	For the purpose of sub-clause (c) of this Article:

Back to Contents

(i) a general notice given to the Directors, that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested, shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(ii) an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

(e)	Subject to the provisions of sub-clause (f) of this Article 117, a Director shall not vote, or be counted in the quorum present, on any resolution concerning his own appointment as the holder of any office or place of profit with the Company, or any company in which the Company is interested, including fixing or varying the terms of his appointment or the termination thereof.

(f)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with, or places of profit under, the Company, or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not otherwise debarred from voting under these Articles) shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

(g)	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

Back to Contents

118	The Directors may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

119	Without prejudice to the provisions of Article 190, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a) a Director, officer (other than the auditors) or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b) a trustee of any pension fund in which employees of the Company or any other body referred to in Article 119(a) is or has been interested or of any employee share scheme or any other scheme or arrangement principally for the benefit of employees, including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the Company or any such other company or pension fund, share scheme or scheme or arrangement.

Back to Contents

120	No Director or former Director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

121.	Pursuant to Section 719 of the Act, the board is hereby authorised to make such provision as may seem appropriate for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary undertaking. Any such provision shall be made by a resolution of the board in accordance with Section 719.

BORROWING POWERS

122.	(a)	Subject as hereinafter provided, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company, or of any third party.

	(b)	The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company at general meetings of its subsidiary undertakings incorporated in the United Kingdom, so as to secure (as regards such subsidiary undertakings so far as by such exercise they can secure) that the aggregate amount for the time being remaining undischarged of all moneys borrowed by the Company and its subsidiary undertakings (exclusive of moneys borrowed by the Company from and for the time being owing to any subsidiary undertaking or by any subsidiary undertaking from and for the time being owing to the Company or another subsidiary undertaking) shall not, without the previous sanction of the Company in general meeting, exceed a sum equal to two and a half times the aggregate of:

Back to Contents

(i)	the nominal amount of the share capital of the Company for the time being issued and paid up or credited as paid up; and

(ii)	the sums standing to the credit of the capital and revenue reserves of the Company and its subsidiary undertakings (including but not limited to share premium account, capital redemption reserve fund and profit and loss account) all as shown in the latest audited consolidated balance sheet of the Company and its subsidiary undertakings, but after,

	(A)	making such adjustments as may be necessary in respect of any variation in the paid up share capital or share premium account of the Company since the date of that balance sheet;

	(B)	deducting therefrom the amount of any debit balance on the latest audited consolidated profit and loss account (to the extent that any such amount has not already been deducted from the reserves of the Company);

	(C)	excluding therefrom any sums set aside for taxation in the said balance sheet; and

	(D)	adding back sums, calculated in accordance with generally accepted accounting principles of the United States of America, equivalent to the unamortised balance of goodwill arising on acquisition of companies and businesses made after 1 January 1985 and remaining part of the Group (being the Company and its subsidiary undertakings) which, as at the date of the relevant calculation, has been written off against reserves in accordance with United Kingdom accounting practice.

Back to Contents

(c)	For the purposes of this Article:

	(i)	the issue of debentures shall be deemed to constitute borrowing, notwithstanding that the same may be issued in whole, or part, for a consideration other than cash;

	(ii)	moneys borrowed by a subsidiary undertaking in its capacity as a trustee of any pension fund of the Company, or any of its subsidiary undertakings, shall not be taken into account;

	(iii)	when the aggregate principal amount of borrowings required to be taken into account on any particular date is being ascertained, any particular borrowing then outstanding which is denominated or repayable in a currency other than sterling shall be notionally converted into sterling at the rate of exchange prevailing in London on the day before that date, or, if it would result in a lower figure, at the rate of exchange prevailing in London on the day six months before that date and so that, for these purposes, the rate of exchange shall be taken as the spot rate in London recommended by a London clearing banker, selected by the Directors, as being the most appropriate rate for the purchase by the Company of the currency in question for sterling on the day in question, or, if that is not a business day, on the last business day before the day in question;

	(iv)	in calculating the amount of moneys borrowed by the Company and its subsidiary undertakings, there shall be deducted the amount of the cash and current investments and short-term deposits of the Company and its subsidiary undertakings (other than cash, current investments and short-term deposits held or made by any subsidiary undertaking in its capacity as a trustee of any pension fund of the Company or any of its subsidiary undertakings).

Back to Contents

	(d)	In the event of any doubt as to the calculation of the borrowing limits imposed by this Article the certificate of the Auditors acting as experts shall be final and binding.

	(e)	No person dealing with the Company or any of its subsidiary undertakings shall, by reason of the foregoing provision, be concerned to see, or inquire, whether this restriction is observed, and no debt incurred, or security given, in excess of such restriction shall be invalid or ineffectual unless the lender or recipient of the security had, at the time when the debt was incurred or security given, express notice that the restriction hereby imposed had been or would thereby be exceeded.

DISQUALIFICATION OF DIRECTORS

123	The office of a Director shall be vacated if:

	(a)	he ceases to be a Director by virtue of any provisions of the Statutes or these Articles or he becomes prohibited by law from being a Director; or

	(b)	he becomes bankrupt or makes any arrangement or composition with his creditors generally or applies to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act; or

	(c)	he is, or may be, suffering from mental disorder and either:

(i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1984: or

(ii) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

Back to Contents

	(d)	he resigns his office by notice to the Company or, having been appointed for a fixed term, the term expires or his office as a Director is vacated pursuant to Article 102; or

	(e)	he has been absent for more than six consecutive months without permission of the board from meetings of the board held during that period and his Alternate Director (if any) has not attended in his place during that period and the board resolves that his office be vacated; or

	(f)	he is requested to resign in writing by a majority of the other Directors. In calculating the number of Directors who are required to make such a request to the Director, (i) an Alternate Director appointed by him acting in his capacity as such shall be excluded; and (ii) a Director and any Alternate Director appointed by him and acting in his capacity as such shall constitute a single Director for this purpose, so that a request by either shall be sufficient.

124.	The Company may, by Ordinary Resolution of which special notice has been given in accordance with the Act, remove any Director before the expiration of his period of office, notwithstanding anything in these Articles or in any agreement between the Company and such Director, and may at the same meeting, in like manner, appoint another person in his place, who shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. In default of such appointment the vacancy arising on the removal of a Director from office may be filled as a casual vacancy. The removal of a Director under this Article shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

Back to Contents

PROCEEDINGS OF DIRECTORS
125.	The Directors may meet together for the despatch of business, adjourn, and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting shall have a second or casting vote. Any Director may, at any time, summon a meeting of the Directors or require the Secretary to summon such meeting. It shall not be necessary to give notice of a meeting of Directors to any Director absent from the United Kingdom who cannot be contacted by normal means of communication within a reasonable time. Notice of a board meeting shall be deemed to be properly sent to a Director if it is given to him personally or by word of mouth or sent by instrument to him, at his last known address or such other address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose, or sent using electronic communications to such address (if any) for the time being notified by him or on his behalf to the Company for that purpose. A Director absent or intending to be absent from the United Kingdom may request the board that notices of board meetings shall during his absence be sent by instrument to him at such address (if any) for the time being notified by him or on his behalf to the Company for that purpose, or sent using electronic communications to such address (if any) for the time being notified by him or on his behalf to the Company for that purpose, but such notices need not be sent any earlier than notices sent to Directors not so absent and, if no such request is made to the board, it shall not be necessary to send notice of a board meeting to any Director who is for the time being absent from the United Kingdom. No account is to be taken of Directors absent from the United Kingdom when considering the adequacy of the period of notice of the meeting. Any Director may waive notice of a meeting and any such waiver may be retrospective. Any electronic communication pursuant to this Article need not comprise writing if the board so determines.

Back to Contents

126.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, unless so fixed, shall be two Directors.

127.	The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in their body but, if, and so long as, their number is reduced below the minimum number fixed by the Articles, the continuing Director(s) may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

128.	The Directors may elect a Chairman and one or more Deputy Chairmen of their meetings and determine the period for which they are to hold office and may at any time remove them from such office. The Chairman or, failing him, any Deputy Chairman (the senior in that office taking precedence) shall preside at all meetings, but if no such Chairman or Deputy Chairman be elected, or if neither the Chairman nor any of the Deputy Chairmen be present at the time appointed for holding a meeting and willing to act, the Directors present shall choose one of their number to be chairman of such meeting.

129.	All, or any of, the Directors, or any committee of the Directors, may participate in a meeting of the Directors, or that committee, by any lawful means including by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear and speak to each other at the same time. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

130.	All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a Director or Alternate Director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or any member of the

Back to Contents

committee or Alternate Director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or, as the case may be, an Alternate Director and had been entitled to vote.

131.	A resolution in writing executed by all the Directors entitled to vote at a meeting of the board or a meeting of a committee of the board (not being less than the number of Directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held. For this purpose:

	(a)	a resolution may be by means of an instrument or contained in an electronic communication sent to such address (if any) for the time being notified by the Company for that purpose;

	(b)	a resolution may consist of several instruments or several electronic communications, each executed by one or more Directors, or a combination of both;

	(c)	a resolution executed by an Alternate Director need not also be executed by his appointor; and

	(d)	a resolution executed by a Director who has appointed an Alternate Director need not also be executed by the Alternate Director in that capacity.

132.	The Directors may delegate any of their powers to the Chief Executive, Managing Director or an Executive Director; any such delegation (which shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate all, or any of, the powers so delegated) may be collateral with, or to the exclusion of, the powers which are the subject of the delegation (or sub-delegation) and shall be subject to these Articles and to such other terms, conditions and restrictions as the Directors may from time to time impose; and all, or any of, the powers so delegated may be altered, waived, withdrawn or revoked by the Directors.

Back to Contents

133.	The Directors may delegate any of their powers to committees consisting of such Director or Directors and such other persons as they think fit; any such delegation (which shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate all, or any of, the powers so delegated to one or more Directors (whether or not acting as a committee) or to any employee or agent of the Company) may be collateral with, or to the exclusion of, the powers which are the subject of the delegation (or sub-delegation) and shall be subject to these Articles and to such other terms, conditions and restrictions as the Directors may from time to time impose; and any, or all of, the powers so delegated may be altered, waived, withdrawn or revoked by the Directors.

134.	A committee may elect a chairman of its meetings; if no such chairman is elected, or if, at any meeting, the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

135.	A committee may meet and adjourn and regulate its meetings as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote. Subject to any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of Directors so far as they are capable of applying.

136.	The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the Directors determine, including

Back to Contents

without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

SECRETARY

137.	The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary so appointed may be removed by them, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

138.	A provision of the Act, or these Articles, requiring, or authorising, a thing to be done by, or to, a Director and the Secretary, shall not be satisfied by its being done by, or to, the same person acting both as Director and as, or in place of, the Secretary.

MINUTES

139.	The board shall cause minutes to be made in books kept for the purpose of:

	(a)	all appointments of officers made by the board; and

	(b)	all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the board and committees of the board, including the names of the Directors present at each such meeting.

140.	Any such minutes, if purporting to be executed by the chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

Back to Contents

THE SEAL

141.	The Seal, shall only be used by the authority of a resolution of the board. The board may determine who shall sign any instrument executed under the Seal. If they do not, it shall be signed by at least one Director and the Secretary or by at least two Directors. Any instrument may be executed under the Seal by impressing the Seal by mechanical means or by printing the Seal or a facsimile of it on the instrument or by applying the Seal or a facsimile of it by any other means to the instrument.

142.	An instrument executed, with the authority of a resolution of the board, by a Director and the Secretary or by two Directors and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the Seal.

143.	The board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the Seal, need not bear any signature.

REGISTERS

144.	Subject to the provisions of the Statutes and the Regulations, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

145.	Any Director or the Secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

	(a)	any document comprising or affecting the constitution of the Company, whether in physical form or electronic form;

	(b)	any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the board or any committee of the board, whether in physical form or electronic form; and

	(c)	any book, record and document relating to the business of the Company, whether in physical form or electronic form (including without limitation the accounts).

Back to Contents

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the board or a committee of the board, whether in physical form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

INSPECTION OF RECORDS AND DOCUMENTS

146.	No member (not being a Director) shall have any right of inspecting any records or documents of the Company, except as conferred by the Statutes or authorised by the Directors, and the Directors shall from time to time (subject to the provisions of the Act) determine at what times and under what conditions, or regulations, any such right shall be exercised.

ACCOUNTS

147.	The Directors shall cause accounting records to be kept in accordance with the Statutes sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions.

148.	The accounting records shall be kept at the registered office or, subject to the provisions of the Statutes, at such other place, or places, as the Directors may think fit and shall always be open to inspection by the Directors.

Back to Contents

149.	A copy of every balance sheet and profit and loss account, group accounts (if any) and reports of the Directors and of the auditors which are to be laid before a general meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall, not less than twenty-one days before the date of the meeting, be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings of the Company under the provisions of the Statutes, or of these Articles. Provided that this Article shall not require a copy of these documents to be sent to more than one of joint holders, or to any person of whose address the Company is not aware, but any member, or holder of debentures, to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the registered office. No accidental non-compliance with the provisions of this Article shall invalidate the proceedings at the meeting.

150.	The requirements of Article 149 shall be deemed satisfied in relation to any member by sending to that member, where permitted by the Statutes or any regulation made under the Statutes, a summary financial statement prepared in the form and containing the information prescribed by the Statutes or any regulation made under the Statutes.

AUDITORS

151.	Auditors shall be appointed and their duties regulated in accordance with the Act.

152.	Subject to the provisions of the Statutes, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment, or that he was, at the time of his appointment, not qualified for appointment or subsequently became disqualified.

Back to Contents

RESERVES

153.	The Directors may from time to time set aside out of the profits of the Company and carry to reserves such sums as they think proper, which sums may be applied in such manner as the Directors shall determine and, pending such application, may either be employed in the business of the Company or be invested. The Directors may also, without placing the same to reserve, carry forward any profits. In carrying sums to reserve and in applying the same the Directors shall comply with the Statutes.

DIVIDENDS

154.	Unless, and to the extent that, the rights attached to, or terms of issue of, any shares provide otherwise, all dividends shall be declared and paid proportionately according to the amounts paid-up, or credited as paid-up, on the shares during any portion, or portions, of the period in respect whereof the dividend is paid, but (i) no amount paid-up on a share in advance of calls shall be treated for the purposes of this Article as paid-up on the share and (ii) if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

155.	The Company, in general meeting, may declare a dividend to be paid to the members according to their rights, but no larger dividend shall be declared than is recommended by the Directors.

156.	If and so far as, in the opinion of the Directors, the profits of the Company justify such payments, the Directors may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly, or other, dates prescribed for the payment thereof and may also, from time to time, declare and pay interim dividends on shares of any class of such amounts, and on such dates and in respect of such periods, as they think fit, provided that:-

(a) the Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears; and

Back to Contents

(b) where the Directors act in good faith, they shall not incur liability to the holders of shares carrying preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

157.	No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

158.	The Directors may deduct from any dividend or other moneys payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company. Where a person is entitled by transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.

159.	Any general meeting declaring a dividend or bonus may, upon the recommendation of the Directors, direct payment of such dividend or bonus, wholly or partly, by the distribution of specific assets and, in particular, of fully paid shares, debentures or debenture stock of any other company, or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and, in particular, may issue fractional certificates and fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

160.	Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed and, thereupon, the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se, in respect of such dividend, of transferors and transferees of any such shares.

Back to Contents

161.	Any dividend, or other moneys payable, in respect of shares may be paid:

	(a)	in cash; or

	(b)	by cheque or warrant to the order of the holders or the person entitled to payment;

	(c)	by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or

	(d)	by any other method approved by the board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment including without limitation in respect of an uncertificated share by means of the relevant system (subject to the facilities and requirements of the relevant system).

A cheque or warrant may be sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register, or otherwise as the holder or joint holders may in writing direct and the Company may rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them and every such cheque or warrant shall be made payable to the person to whom it is sent, or the order of such person, and the payment of the cheque or warrant shall be a good discharge to the Company. The Company may cross any such cheque or warrant “account payee only” but shall not be obliged to do so. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other moneys payable in respect of the shares held by them as joint holders.

Back to Contents

The Company shall not be responsible for any sums lost or delayed in the course of payment by any method used by the Company in accordance with this Article.

Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct) shall be a good discharge to the Company. Every cheque or warrant sent or transfer of funds made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with this Article 161.

162.	No dividend or other moneys payable in respect of a share shall bear interest against the Company.

163.	Notwithstanding any other provisions of these Articles, the Directors may:

(a) fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time, before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

Back to Contents

	(b)	for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article 163(b) shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

	(c)	for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the board, which day may not be more than 21 days before the day that notices of the meeting are sent.

164.	The waiver, in whole or part, of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the holder (or the person entitled by transmission to the share) and delivered to the Company and, if, or to the extent that, the same is accepted as such or acted upon by the Company.

165.	The payment by the Directors of any unclaimed dividend, or other moneys payable on or in respect of a share, into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

Back to Contents

CAPITALISATION OF RESERVES
166.	The Company in general meeting may, upon the recommendation of the Directors, resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts (whether or not they are available for distribution), including the profit and loss account, and not required for the time being for payment of any fixed dividend upon the shares of the Company or other shares issued upon special conditions and, accordingly, that the sum so applied or capitalised be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on the footing that they become entitled thereto as capital and that such capitalised fund be applied on behalf of such members, either in or towards paying any amounts for the time being unpaid on any shares held by such members respectively, or in paying, in full, unissued shares or debentures of the Company to be allotted and distributed, credited as fully paid, to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution.

Provided that a share premium account and a capital redemption reserve may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

167.	Whenever such a resolution as aforesaid shall have been passed, the Directors shall, if and so far as is necessary, make all applications and appropriations of the Company’s reserve accounts resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision, by the issue of fractional certificates or by payment in cash or otherwise, as they think fit in the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter into, on behalf of all the members entitled thereto, an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment by the Company on their behalf, by the application thereto of their respective interests in such capitalised sum, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

Back to Contents

For the purposes of Article 166 and this Article 167, unless the relevant resolution provides otherwise, if the Company holds treasury shares of the relevant class at the record date specified in the relevant resolution , it shall be treated as if it were entitled to receive the dividends in respect of those treasury shares which would have been payable if those treasury shares had been held by a person other than the Company.

NOTICES

168.	Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the board) shall be in writing. Any such notice may be sent using electronic communications to such address (if any) for the time being notified for that purpose to the person sending the notice by or on behalf of the person to whom the notice is sent.

169.	The Company shall send any notice or other document pursuant to these Articles to a member by whichever of the following methods it may in its absolute discretion determine:

	(a)	personally; or

	(b)	by posting the notice or other document in a prepaid envelope addressed, in the case of a member, to his registered address, or in any other case, to the person’s usual address; or

	(c)	by leaving the notice or other document at that address; or

Back to Contents

	(d)	by sending the notice or other document using electronic communications to such address (if any) for the time being notified to the Company by or on behalf of the member for that purpose; or

	(e)	in accordance with Article 170; or

	(f)	by any other method approved by the board.

170.	Subject to the Statutes, the Company may also send any notice or other document pursuant to these Articles to a member by publishing that notice or other document on a website where:

	(a)	the Company and the member have agreed to him having access to the notice or document on a website (instead of it being sent to him);

	(b)	the notice or document is one to which that agreement applies;

	(c)	the member is notified, in a manner for the time being agreed between him and the Company for the purpose, of:

(i) the publication of the notice or document on a website;

(ii) the address of that website; and

(iii) the place on that website where the notice or document may be accessed, and how it may be accessed; and

	(d)	the notice or document is published on that website throughout the publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice or document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

171.	In Article 170 publication period means:

Back to Contents

	(a)	in the case of a notice of an adjourned meeting pursuant to Article 72, a period of not less than seven clear days before the date of the adjourned meeting, beginning on the day following that on which the notification referred to in Article 170(c) is sent or (if later) is deemed sent;

	(b)	if notice of a poll is required, a period of not less than seven clear days before the taking of the poll, beginning on the day following that on which the notification referred to in Article 170(c) is sent or (if later) is deemed sent; and

	(c)	in any other case where notice is required, a period of not less than 21 clear days, beginning on the day following that on which the notification referred to in Article 170(c) is sent or (if later) is deemed sent.

172.	Unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send any notice or other document pursuant to these Articles to the Company by whichever of the following methods he may in his absolute discretion determine:

	(a)	by posting the notice or other document in a prepaid envelope addressed to the office; or

	(b)	by leaving the notice or other document at the office; or

	(c)	by sending the notice or other document using electronic communications to such address (if any) for the time being notified by or on behalf of the Company for that purpose.

173.	In the case of joint holders of a share, all notices or other documents shall be sent to the joint holder whose name stands first in the register in respect of the joint holding. Any notice or other document so sent shall be deemed for all purposes sent to all the joint holders.

Back to Contents

174.	A member whose registered address is not within the United Kingdom and who sends to the Company an address within the United Kingdom at which a notice or other document may be sent to him by instrument or an address to which a notice or other document may be sent using electronic communications shall be entitled to have notices or other documents sent to him at that address (provided that, in the case of electronic communications, the Company so agrees, which agreement the Company shall be entitled to withhold in its absolute discretion including, without limitation, in circumstances in which the Company considers that the sending of the notice or other document to such address using electronic communications would or might infringe the laws of any other jurisdiction) but otherwise:

(a) no such member shall be entitled to receive any notice or other document from the Company; and

(b) without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

175.	A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

176.	The board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic communications for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

177.	A notice or other document may be sent by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a notice or other document to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) in the United Kingdom as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a notice or other document may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

Back to Contents

178.	Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been sent to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a share shall be bound by any direction notice sent under Article 83 to a person from whom he derives his title.

179.	Proof that an envelope containing a notice or other document was properly addressed, prepaid and posted shall be conclusive evidence that the notice or document was sent. A notice or other document sent by the Company to a member by post shall be deemed to be sent:

	(a)	if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the envelope containing it was posted;

	(b)	if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the envelope containing it was posted;

	(c)	in any other case, on the second day following that on which the envelope containing it was posted.

Back to Contents

180.	Proof that a notice or other document contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators current at the date of adoption of these Articles, or, if the board so resolves, any subsequent guidance so issued, shall be conclusive evidence that the notice or document was sent. A notice or other document sent by the Company to a member contained in an electronic communication shall be deemed sent to the member on the day following that on which the electronic communication was sent to the member. Such a notice or other document shall be deemed sent by the Company to the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant notice or other document for any reason and notwithstanding that the Company subsequently sends a copy of such notice or other document by post to the member.

181.	Except when the subject or context otherwise requires, in Articles 169, 173, 174, 175, 176, 177, 178, 179 and 180, references to a notice include without limitation references to any notification required by the Act or these Articles in relation to the publication of any notices or other documents on a website.

182.	If at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom as a result of the suspension or curtailment of postal services, notice of general meeting may be sufficiently given by advertisement in the United Kingdom. Any notice given by advertisement for the purpose of this Article shall be advertised in at least one newspaper having a national circulation. If advertised in more than one newspaper, the advertisements shall appear on the same date. Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them on the day when the advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post, if at least seven days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

Back to Contents

183.	(a)	If on two consecutive occasions notices or other documents or communications (including any dividends or balance sheet and profit and loss account) have been sent through the post to any member at his registered address, or his address for the service of notices, but have been returned undelivered, such member shall not thereafter be entitled to receive notices or other such documents or communications from the Company (other than dividends except where Article 183(b) applies) until he shall have communicated with the Company and supplied in writing to the Company a new address within the United Kingdom for the service of notices.

	(b)	If on two consecutive occasions dividend payments have been sent through the post to any member at his registered address, or his address for the service of notices, but have been returned undelivered, or one dividend has been returned and reasonable enquiries have failed to establish any new address, such member shall not thereafter be entitled to be sent dividends until he shall have communicated with the Company and supplied in writing to the Company a new address within the United Kingdom for the receipt of dividends.

DESTRUCTION OF DOCUMENTS

184.	The Company may destroy:-

	(a)	any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

	(b)	any dividend mandate, or any variation or cancellation thereof, or any notification of change of name or address, at any time after the expiry of two years from the date of such mandate, variation, cancellation or notification was recorded by the Company;

	(c)	any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration;

Back to Contents

(d)	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e)	all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use;

(f)	all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded; and

(g)	any other document on the basis of which any entry in the register is made at any time after the expiry of six years from the date an entry in the register was first made in respect of it,

and it shall conclusively be presumed in favour of the Company that:-

(h)	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with this Article was duly and properly made;

(i)	every share certificate so destroyed was a valid certificate duly and properly cancelled;

(j)	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered; and

(k)	every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company.

Back to Contents

Provided always that:

(i)	the foregoing provisions of this Article 184 shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim; and
(ii)	nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than the time specified in this Article or in any other circumstances which would not attach to the Company in the absence of this Article.

References in this Article to the destruction of any document include references to its disposal in any manner.

UNTRACED SHAREHOLDERS

185.	The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

	(a)	during the period of 12 years before the date of the publication of the advertisements referred to in Article 185(b) (or, if published on different dates, the first date) (the “relevant period”) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed;

	(b)	the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares;

	(c)	during the relevant period and the period of three months following the publication of the advertisements referred to in Article 185(b) (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person; and

Back to Contents

	(d)	if the shares are listed, notice has been sent to the relevant listing authority of the Company's intention to make such sale before the publication of the advertisements.

186.	To give effect to any sale pursuant to Article 185, the board may:

	(a)	where the shares are held in certificated form, authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or

	(b)	where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

187.	An instrument of transfer executed by that person in accordance with Article 186(a) shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 186(b) shall be as effective as if exercised by the registered holder of, or person entitled by transmission to, the shares. The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

188.	The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds. The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. In relation to the debt, no trust is created and no interest is payable. The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company's business or invested in such a way as the board from time to time thinks fit.

Back to Contents

WINDING-UP
189.	If the Company shall be wound up, the liquidator may, with the sanction of an Extraordinary Resolution of the Company and any other sanction required by the Act or the Insolvency Act 1986, divide amongst the members, in specie or kind, the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purposes, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any assets whereon there is any liability.

INDEMNITY

190.	Subject to the provisions of the Act, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every Director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, provided that this Article 190 shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article 190, or any element of it, to be treated as void under the Act or otherwise under the Statutes.

Back to Contents

INDEX

Back to Contents

DIVIDENDS	91
CAPITALISATION OF RESERVES	96
NOTICES	97
DESTRUCTION OF DOCUMENTS	103
UNTRACED SHAREHOLDERS	105
WINDING-UP	107
INDEMNITY	107